Exhibit 99.1

Contact:	Brian Turner
Chief Financial Officer
425-943-8000

Media Contact:	Marci Maule
Director of Public Relations
425-943-8277

COINSTAR ANNOUNCES FIRST QUARTER REVENUE OF $43.1 MILLION AND

$0.21 PER FULLY DILUTED SHARE

BELLEVUE, Wash.—April 29, 2004—Coinstar Inc. (NASDAQ: CSTR) today announced results for the three-month period ended March 31, 2004.

Highlights for the first quarter of 2004 were as follows:

•	Quarterly revenue - $43.1 million

•	16.1% same store sales growth

•	EBITDA[1] - $15.3 million (see Appendix A)

•	Free cash flow[2] - $9.1 million (see Appendix A)

For the first quarter of 2004, Coinstar Inc. achieved revenue of $43.1 million and net income of $4.6 million or $0.21 per fully diluted share. First quarter results compare favorably to first quarter 2003 revenue of $38.0 million and net income of $3.9 million or $0.18 per fully diluted share.

“We’re certainly pleased that our first quarter results exceeded expectations. We saw steady progress in each of our four growth planks as evidenced by a solid increase in same store sales and continued acceptance of offerings in the prepaid category,” stated Dave Cole, Chief Executive Officer of Coinstar Inc. “Earnings for the quarter were positively impacted because of our decision to move approximately $600,000 of marketing expenses from the first quarter to the second quarter. By moving this expense, we are able to closely tie our advertising to new product introductions in specific geographical regions.”

Recent Events

During the first quarter, the Company entered into a new multi-year agreement with Albertson’s, Inc. (NYSE: ABS). Under the terms, Coinstar will offer coin counting and additional services in nearly all Albertsons grocery and select drug store locations by March of 2005. This includes approximately 200 incremental installations in traditional Albertsons supermarkets and 400 installations in Albertsons’ OscoDrug and Savon drug stores.

Also during the quarter Coinstar further extended its e-payment and prepaid offerings by the acquisition of CellCards of Illinois, LLC. CellCards offers a broad set of prepaid products through an in-lane solution including wireless and long distance, select bill payment capabilities for common services and has multi-year agreements with national drugstore retailers including CVS, Eckerd, and Walgreens.

Rich Stillman, President of Coinstar Inc. stated, “We made considerable progress in strengthening our business during the quarter. Albertsons clearly adds to our new unit growth, but more importantly, broadens an existing and important relationship. The CellCards acquisition also adds dimension to Coinstar in that it addresses a growing and profitable consumer niche while expanding our in-store distribution points to nearly 25,000 and diversifying our retail partnership base.”

2004 Expectations

Based on the current outlook, the Company is providing guidance for the quarter ending June 30, 2004, as follows:

•	Revenue - $43.5 to $45.5 million

•	Fully diluted, fully taxed earnings per share - $0.17 to $0.21

Conference Call

Coinstar Inc. announced that a conference call to discuss the first quarter will be broadcast live over the Internet today, Thursday, April 29, 2004, at 4:30 p.m. Eastern time. The Webcast will be hosted at the Investor section of Coinstar’s Web site at www.coinstar.com.

About Coinstar Inc.

Coinstar Inc. owns and operates a network of nearly 11,000 automated self-service coin-counting machines that provide consumers with a convenient means to convert loose coins into cash. Acquisitions during the past year have laid the foundation for distribution of various prepaid products through point-of-sale and non-coin-counting kiosks in over 13,000 drugstores, universities, shopping malls and convenience stores bringing the total to nearly 25,000 distribution points throughout the United States, Canada and the United Kingdom.

# # #

This press release contains forward-looking statements relating to Coinstar, Inc.’s anticipated growth and future operating results that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may vary significantly from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond the Company’s control. Factors that could cause or contribute to such differences include, but are not limited to, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retail partners for the installation of Coinstar units and the retention of the current agreements with our existing retail partners on terms that are not materially adverse to the company, additional potential competitors, legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives (including prepaid services), including but not limited to the ability to attract customers and reach agreements with retail and other partners. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the most recent reports filed with the Securities and Exchange Commission by Coinstar, Inc. These forward-looking statements reflect Coinstar, Inc.’s expectations as of April 29, 2004. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that calculated in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

1)	EBITDA represents earnings before net interest expense, income taxes, depreciation, and amortization. We believe EBITDA is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate the Company’s performance and manage its operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

Quarter ended March 31, 2004
Net cash provided by operating activities	$5,937
Changes in operating assets and liabilities	8,938
Other non-cash items*	(9)
Net interest expense	210
Cash paid for taxes	236

EBITDA	$15,312

*	other non-cash items generally consist of non-cash stock-based compensation

2)	We believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. Free cash flow may be reconciled from net cash provided by operations, the most directly comparable GAAP measure, as follows:

Quarter ended March 31, 2004
Net cash provided by operating activities	$5,937
Changes in operating assets and liabilities	8,938
Capital expenditures	(5,819)

Free cash flow	$9,056

Coinstar, Inc.

Consolidated Statements of Operations1

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31, 2004	March 31, 2003
Revenue	$43,052	$37,997
Expenses:
Direct operating	20,218	17,694
Sales and marketing	573	704
Product research and development	1,441	1,293
Selling, general and administrative	5,541	5,423
Depreciation, amortization and other	7,968	6,380

Income from operations	7,311	6,503
Other income (expense):
Interest income	36	71
Interest expense	(246)	(358)
Other	33	61

Income before income taxes	7,134	6,277
Income taxes	(2,517)	(2,335)

Net income	$4,617	$3,942

Net income per share:
Basic	$0.22	$0.18
Diluted	$0.21	$0.18
Weighted shares outstanding:
Basic	21,290	21,766
Diluted	21,533	22,148
Capital Expenditures	$5,819	$6,569

[1]	These consolidated statements of operations are prepared in accordance with accounting principles generally accepted in the United States of America.

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$39,033	$38,882
Cash being processed	53,202	60,782
Trade accounts receivable, net of allowance for doubtful accounts of $87 in 2004	2,455	—
Inventory	2,891	—
Deferred income taxes	7,337	10,161
Prepaid expenses and other current assets	5,848	3,043

Total current assets	110,766	112,868
Property and equipment:
Coinstar units	181,031	176,329
Computers	9,158	9,197
Office furniture and equipment	1,403	1,382
Leased vehicles	4,412	3,957
Leasehold improvements	723	705

Total property and equipment	196,727	191,570
Accumulated depreciation	(136,437)	(130,800)

Total property and equipment, net	60,290	60,770
Deferred income taxes	29,061	28,665
Other assets	653	699
Goodwill	3,979	454
Intangible assets, net of accumulated amortization of $192 in 2004 and $138 in 2003	1,494	618

Total assets	$206,243	$204,074

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,038	$2,128
Accrued liabilities payable to retailers	53,202	60,782
Accrued liabilities	9,940	9,513
Current portion of long-term debt and capital lease obligations	11,006	14,188

Total current liabilities	82,186	86,611
Long-term debt and capital lease obligations	3,354	3,273

Total liabilities	85,540	89,884
Stockholders’ equity:
Common stock	193,090	191,370
Accumulated deficit	(51,181)	(55,798)
Treasury stock	(22,783)	(22,783)
Accumulated other comprehensive income	1,577	1,401

Total stockholders’ equity	120,703	114,190

Total liabilities and stockholders’ equity	$206,243	$204,074

[1]	These consolidated balance sheets are prepared in accordance with accounting principles generally accepted in the United States of America.